UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2026

Brag House Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42525	87-4032622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Park Street,
Montclair, NJ 07042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (413) 398-2845

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	TBH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On May 4, 2026, Brag House Holdings, Inc., a Delaware corporation (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (each, a “Purchaser” and collectively, the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers, and the Purchasers agreed to purchase from the Company, Senior Secured Convertible Notes, each dated May 4, 2026 (collectively, the “Notes”), in an aggregate original principal amount of $2,500,000 (the “Offering”). The aggregate subscription amount funded by the Purchasers was $1,875,000, reflecting a 25% original issue discount. The Notes were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder.

In connection with the Offering, the Company will issue to the Purchasers an aggregate of 3,000,000 shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”) as a commitment fee (the “Commitment Shares”), allocated pro rata based on each Purchaser’s subscription amount relative to the aggregate subscription amounts of all Purchasers. Each Purchaser will receive 1,000,000 Commitment Shares.

The Purchase Agreement contains customary representations, warranties, and covenants of the Company and the Purchasers. The Company agreed not to undertake a reverse or forward stock split or reclassification of Common Stock without the prior written consent of the holders of at least a majority of the aggregate principal amount of the Notes issued for a period of one year following the Effective Date.

The net proceeds from the Offering was deposited by the Company with House of Doge, Inc. (“House of Doge”) in anticipation of the closing of the Company’s merger with House of Doge.

Convertible Secured Notes

Pursuant to the Purchase Agreement, the Company will issue the Notes to the Purchasers in an aggregate original principal amount of $2,500,000, with each Purchaser receiving a Note in the original principal amount of $833,333.34 (subscription amount of $625,000 each).

The material terms of the Notes are as follows:

Maturity Date. The Notes mature on February 4, 2027.

Interest Rate. The Notes bear interest at a rate of 12.0% per annum, computed on the basis of a 360-day year and twelve 30-day months. The Company may elect to pay interest in cash quarterly in arrears or to accrue interest (compounded quarterly) and add it to the outstanding principal balance. Upon the occurrence and during the continuance of an Event of Default (as defined in the Notes), the interest rate increases to 17.5% per annum.

Original Issue Discount. Each Note was issued at an original issue discount of 25% (i.e., the issue price of each Note is 75% of its original principal amount).

Conversion. The Notes are convertible at the option of the holder at any time after the issuance date into shares of Common Stock, at a conversion price of $0.7101 per share, subject to adjustment.

Beneficial Ownership Limitation. Each Note contains a beneficial ownership limitation providing that the holder may not convert the Note to the extent that such conversion would cause the holder, together with its Attribution Parties (as defined in the Notes), to beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such issuance.

Nasdaq Exchange Cap. Prior to the receipt of stockholder approval in accordance with Nasdaq Listing Rule 5635, the Company shall not issue shares of Common Stock upon conversion of the Notes to the extent that the aggregate number of shares issued or issuable to a holder under the Notes and Commitment Shares would exceed such holder’s pro rata portion of 19.99% of the total number of shares of Common Stock outstanding as of the date of the Purchase Agreement.

Prepayment. The Company may prepay all or any portion of the outstanding principal at any time prior to the Maturity Date without penalty, premium, additional interest, or fees, subject to providing the holder with at least ten (10) Business Days’ prior written notice, during which period the holder may elect to convert.

Cash Redemption. Beginning on the date that is six (6) months after the Closing Date, the holder may demand repayment in cash of all or any portion of the outstanding principal plus all accrued and unpaid interest thereon by delivering a written notice to the Company, and the Company shall pay such amount within five (5) Business Days.

Security. Pursuant to the Transaction Documents, the Company is obligated to deliver a Pledge Agreement granting to the collateral agent for the benefit of the holders a second priority perfected security interest in substantially all of the assets of the Company and its subsidiaries. The Pledge Agreement is a post-closing deliverable, the delivery of which is subject to YA II PN LTD.’s (“Yorkville”) consent. Such security interest will be contractually subordinate to the existing indebtedness owed to Yorkville but senior to all other existing and future indebtedness and shall automatically become a first priority security interest upon the full repayment of all obligations owed to Yorkville.

Guaranty. Pursuant to the Notes, each existing subsidiary of the Company is required to execute and deliver a Global Guaranty Agreement guaranteeing the full, prompt and unconditional payment and performance of all obligations of the Company under the Transaction Documents. The Global Guaranty Agreement is a post-closing deliverable, the delivery of which is subject to Yorkville’s consent.

Ranking. All payments due under the Notes rank pari passu with all other Notes and are senior to all other indebtedness of the Company and its subsidiaries, other than existing indebtedness owed to Yorkville.

Events of Default. The Notes contain customary events of default, including, among others, failure to pay principal or interest when due, breach of covenants, cross-defaults, bankruptcy events, and failure to maintain trading market listing.

Registration Rights Agreement

In connection with the Offering, on May 4, 2026, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers. Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement (the “Registration Statement”) with the Commission covering the resale of all Registrable Instruments, which include shares of Common Stock issuable upon conversion of the Notes and the Commitment Shares.

The Company agreed to file the initial Registration Statement on or prior to the earlier of (a) five (5) trading days following the completion of audited financials for House of Doge through December 31, 2025 and (b) June 30, 2026. The Company shall use its best efforts to complete the audit of House of Doge’s financials on or before June 15, 2026.

The foregoing descriptions of the Purchase Agreement, the Form of Senior Secured Convertible Notes, and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The Pledge Agreement and Global Guaranty Agreement are post-closing deliverables that have not yet been executed and delivered and are not filed as exhibits to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes is incorporated herein by reference. The issuance of the Notes in the aggregate original principal amount of $2,500,000 constitutes the creation of a direct financial obligation of the Company. The Notes bear interest at 12.0% per annum, mature on February 4, 2027, are convertible into shares of Common Stock at a conversion price of $0.7101 per share, and are secured by a second priority perfected security interest in substantially all assets of the Company and its subsidiaries.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference. On May 4, 2026, the Company will issue the Notes and the Commitment Shares to the Purchasers in a private placement exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506 promulgated thereunder. Each Purchaser represented that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Commitment Shares will consist of an aggregate of 3,000,000 shares of Common Stock to be issued to the Purchasers as a commitment fee. The Notes are convertible into shares of Common Stock at a conversion price of $0.7101 per share, subject to adjustment, and are subject to beneficial ownership limitations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Senior Secured Convertible Notes, dated May 4, 2026, by and between Brag House Holdings, Inc. and the Purchasers party thereto
10.1	Securities Purchase Agreement, dated May 4, 2026, by and between Brag House Holdings, Inc. and the Purchasers party thereto
10.2	Registration Rights Agreement, dated May 4, 2026, by and between Brag House Holdings, Inc. and the Purchasers party thereto
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2026	BRAG HOUSE HOLDINGS, INC.

	By:	/s/ Lavell Juan Malloy, II
	Name:	Lavell Juan Malloy, II
	Title:	Chief Executive Officer

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